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                                                                    EXHIBIT 12

                           GENERAL ELECTRIC COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES

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
(Dollars in millions)                                     Six months ended
                                                            June 30, 1995
                                                          ----------------
GE except GECS

"Earnings" <F1>                                                $4,191
Less:  Equity in undistributed earnings
             of General Electric Capital
             Services, Inc. <F2>                                 (733)
Plus:  Interest and other financial
             charges included in expense                          284
       One-third of rental expense  <F3>                           86
                                                             ---------
Adjusted "earnings"                                            $3,828
                                                             =========

Fixed Charges:
  Interest and other financial charges                           $284
  Interest capitalized                                              4
  One-third of rental expense  <F3>                                86
                                                             ---------
Total fixed charges                                              $374
                                                             =========
Ratio of earnings to fixed charges                              10.24
                                                             =========

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                $4,757
Plus:  Interest and other financial
             charges included in expense                        3,520
       One-third of rental expense <F3>                           164
                                                             ---------
Adjusted "earnings"                                            $8,441
                                                             =========


Fixed Charges:
  Interest and other financial charges                         $3,520
  Interest capitalized                                             11
  One-third of rental expense <F3>                                164
                                                             ---------

    Total fixed charges                                        $3,695
                                                             =========
    Ratio of earnings to fixed charges                           2.28
                                                             =========

<F1>  Earnings from continuing operations before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense




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